Exhibit 23a


             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included or incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements, File Numbers 33-71130, 33-15868, 33-63059, and 33-17451.



                                            /s/ Arthur Andersen LLP

Minneapolis, Minnesota,
March 5, 1998